                                                                   EXHIBIT 10.1

                                FIRST AMENDMENT
                                       TO
                       FRIEDMAN INDUSTRIES, INCORPORATED
                        1989 INCENTIVE STOCK OPTION PLAN


     1. Section 2(f) of the Friedman Industries, Incorporated 1989 Incentive Stock Option Plan (the "Plan") is hereby deleted in its entirety and replaced by the following:

          "(f) "Non-Employee Director" shall mean a "Non-Employee Director" as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934."

     2. The second sentence of Section 3 of the Plan is hereby deleted in its entirety and replaced by the following:

          "The Committee shall consist of not less than two members of the Board of Directors, all of whom shall be Non-Employee Directors."

     3. The last sentence of the Section 6 of the Plan is hereby deleted in its entirety and replaced by the following:

          "No member of the Committee shall be eligible to receive stock, stock options or stock appreciation rights under any plan of the Company or any of its Affiliates if such receipt would cause such individual not to be a Non-Employee Director."

     4. The last sentence of Section 24 of the Plan is herby deleted in its entirety and replaced by the following:

          "No Option shall be granted pursuant to the Plan after August 22, 1997."

     5. Except as expressly amended by this First Amendment, the Plan shall continue in full force and effect in accordance with its terms.

     6.   The effective date of this First Amendment shall be August 22, 1997.

Board of Directors Approval: September 25, 1997